Exhibit 10.18

EXECUTION VERSION

Amended and Restated Retailer Agreement

July 7, 2011

Tempur-Pedic North America, LLC

 Marketing Department

1713 Jaggie Fox Way

Lexington, KY 40511

(859) 259-0754

(800) 878-8889

Fax: (859) 514-4423

AGREEMENT

Please sign and mail this entire document (all pages) to: Tempur-Pedic North America, LLC

Attn: Marketing Department
1713 Jaggie Fox Way
Lexington, KY 40511

Or fax this entire document (all pages) to:    859-514-4423

By the signatures of their duly-authorized officers below, the retailer identified below and Tempur-Pedic North America, LLC agree to all terms and conditions contained in this Amended and Restated Retailer Agreement (this “Agreement”), and the Advertising, Website and Digital Marketing Requirements and the Tempur-Pedic Brandmark Manual.  This Agreement amends and restates, and supersedes, the Retailer Agreement dated May 1, 2010 between the parties.

/s/ Jim R. Black	July 7, 2011
Mattress Holding Corp., on behalf of itself and its subsidiaries (the “Retailer”)	Date

PLEASE PRINT CLEARLY

Jim R. Black, CFO
Name and Title of Person Signing

Name of Retail Account

(713) 651-2083
Telephone

jim.black@mattressfirm..com
Email

Tempur-Pedic® Account Number

5815 Gulf Freeway
Company Headquarters Street Address

Houston, TX 77023
City, State, Zip

AGREED AND ACKNOWLEDGED AS OF THE DATE HEREOF:

/s/ Rick Anderson
Tempur-Pedic North America, LLC

Rick Anderson, EVP + President, TPNA
Name and Title of Person Signing

7/7/11
Date

RETAILER AGREEMENT

Tempur-Pedic North America, LLC (“Tempur-Pedic®”) and the Retailer identified on the preceding page (“Retailer”) agree as follows:

1.   Authorized Retailer

By Retailer’s signature on the preceding page of this Agreement, and/or by purchasing Tempur-Pedic® products, Retailer agrees to abide by the Advertising, Website and Digital Marketing Requirements and the Tempur-Pedic Brandmark Manual, incorporated herein by reference, as may be revised by Tempur-Pedic® from time to time, and this Agreement. Subject to Retailer’s compliance therewith and subject to the terms hereof (including, without limitation, Tempur-Pedic’s right to terminate this Agreement with or without cause), Tempur-Pedic® agrees that Retailer may purchase and resell Tempur-Pedic® products to end-users residing in the immediate vicinity of its physical retail location(s), may hold itself out as an authorized Tempur-Pedic® retailer, and may use the Tempur-Pedic® trade names and trademarks only as specified herein.

2.   Effective Representation of Tempur-Pedic® Products

(a)   Retailer agrees to purchase and display a sufficient number of models to provide consumers the opportunity to see and feel the differences between Tempur-Pedic’s models and collections. Retailer shall pay Tempur-Pedic® for all products it purchases from Tempur-Pedic® on such terms and conditions specified by Tempur-Pedic’s terms of sale which are incorporated herein by reference. Retailer shall use its best efforts to promote the retail sale of Tempur-Pedic® products at its retail location(s), subject to the terms hereof.

(b)   Unless Tempur-Pedic® advises Retailer in writing to the contrary, Tempur-Pedic® recommends Retailer carry at all times at least eight (8) mattress sets, two (2) with TEMPUR® Advanced Ergo System bases, one (1) with a TEMPUR® Ergo System base and no less than three (3) pillow styles.

(c)   Retailer must display and sell Tempur-Pedic® mattresses only with Tempur-Pedic® foundations and adjustable bed bases, and not with other manufacturers’ foundations and/or adjustable bed bases.

(d)   Retailer must keep floor models well maintained and clean.

(e)   Displays and POS materials provided by Tempur-Pedic® remain the property of Tempur-Pedic.®

(f)    Retailer will not use any displays provided by Tempur-Pedic® in conjunction with the sale of any products other than Tempur-Pedic® products.

3.   Authorized Customers and Locations

Retailer will not sell and/or ship Tempur-Pedic® products to any person or entity other than retail consumers (end-users of the product) within the immediate vicinity of Retailer’s physical retail location(s). Retailer will not sell to another retailer or wholesaler.

4.   Warranties

The only warranties applicable to Tempur-Pedic® products are those written, limited warranties issued by Tempur-Pedic® to consumers, as may be revised from time to time. Except for its express limited obligations under those written warranties, Tempur-Pedic® assumes no other obligation or liability in connection with the sale of any Tempur-Pedic® product by Retailer. Retailer is not authorized to make any warranty beyond or in addition to the terms of Tempur-Pedic’s written warranties. Retailer shall deliver a copy of Tempur-Pedic’s applicable written Customer Warranty to each purchaser of a Tempur-Pedic® product at the time of sale. For the avoidance of doubt, the provisions of this Section 4 are in addition to, and not in limitation of, any provisions (including, but not limited to, any representations, warranties and covenants, as applicable) set forth elsewhere in this Agreement or in any Statement of Program (as defined below).

5.   Indemnification

Tempur-Pedic will indemnify and defend Retailer against all losses, damages, liabilities and expenses which Retailer may incur or sustain directly or indirectly as a result of any third-party claims, demands or civil or criminal proceedings brought or threatened against Retailer and/or as a result of any disciplinary action brought or threatened by any person against Retailer (a “Retailer Claim”), where such claim, demand, proceeding or action arises out of or in connection with (i) Tempur-Pedic’s breach of its obligations or warranties under this Agreement or (ii) any of the products that are supplied to Retailer by Tempur-Pedic. However, nothing in this paragraph should be construed as an obligation by Tempur-Pedic to indemnify and/or defend Retailer where such Retailer Claim is the result of Retailer (and not Tempur-Pedic) failing to comply with all applicable laws, rules and regulations applicable to retailers of its products, including without limitation, federal fire and flame retardancy laws, rules and regulations.

Retailer will indemnify and defend Tempur-Pedic against all losses, damages, liabilities and expenses which Tempur-Pedic may incur or sustain directly or indirectly as a result of any third-party claims, demands or civil or criminal proceedings brought or threatened against Tempur-Pedic and/or as a result of any disciplinary action brought or threatened by any person against Tempur-Pedic (a “Tempur-Pedic Claim”), where such claim, demand, proceeding or action arises out of or in connection with Retailer’s breach of its obligations or representations under this Agreement. However, nothing in this paragraph should be construed as an obligation by Retailer to indemnify and/or defend Tempur-Pedic where such Tempur-Pedic Claim is the result of Tempur-Pedic (and not Retailer) failing to comply with all applicable laws, rules and regulations applicable to it and its products, including without limitation, federal fire and flame retardancy laws, rules and regulations.

6.   Termination

This Agreement shall terminate on the earlier of (i) December 31, 2011 or (ii) the date on which either party unilaterally terminates this Agreement in accordance with this Section 6. Specifically, either Tempur-Pedic® or Retailer may terminate this Agreement at any time, with or without cause, upon delivery of written notice to the other party.

Upon termination by either party:

•      Retailer shall promptly cease and desist use of all Tempur-Pedic® trademarks, tradenames, images, promotional materials and shall cease and desist holding itself out in any way as an authorized Tempur-Pedic® retailer;

•      Retailer shall promptly pay Tempur-Pedic® all sums due and owing for Tempur-Pedic® products; and

•      Retailer shall promptly return to Tempur-Pedic® all Tempur-Pedic® display and promotional materials and equipment.

Tempur-Pedic® may, at its sole discretion and under such terms as it may specify, repurchase some or all of Retailer’s inventory. In the event Tempur-Pedic® exercises its option to repurchase any or all of Retailer’s inventory, Retailer shall cooperate fully in tendering such inventory to Tempur-Pedic® at the time and in the manner specified by Tempur-Pedic.® To the extent that any such inventory is damaged or otherwise not in salable condition as new product, Tempur-Pedic® shall have the option to purchase such product at a reasonable discount determined in good faith by Tempur-Pedic.® Retailer will have no right to seek compensation for lost profits or other damages as a result of termination.

7.   Additional Provisions

Retailer is not an agent, franchisee or partner of Tempur-Pedic® and agrees not to hold itself out as such. Retailer has not received or paid any fee for the right to become an authorized Tempur-Pedic® Retailer. Although Tempur-Pedic® may, on occasion, refer to retailers in the spirit of cooperation as its “retail partners,” Retailer acknowledges it has no legal partnership or fiduciary relationship with Tempur-Pedic.®

Retailer shall keep the compensation level for Tempur-Pedic equal with other products so there is no undue influence for the retail person not to use their best efforts to sell Tempur-Pedic products.

This Agreement sets forth the general terms and conditions governing the parties’ relationship with respect to the sale and purchase of Tempur-Pedic products between the parties. From time to time during the term of this Agreement, Tempur-Pedic and Retailer may agree in writing on terms relating to certain marketing and business development programs that may provide for, among other things, volume rebates, advertising and marketing assistance subject to reaching certain goals and objectives, and any other related provisions (each such agreement, a “Statement of Program”).  The terms of each Statement of Program, unless otherwise agreed in writing by the parties, shall apply to all transactions governed by this Agreement during the time period set forth in such Statement of Program in accordance with the provisions thereof;

provided that the terms of any effective Statement of Program shall not apply to any Tempur-Pedic products repurchased by Tempur-Pedic pursuant to Section 6 hereof. Upon termination of this Agreement all Statements of Program shall automatically terminate, except for any accrued obligations under any Statement of Program as of such termination date, and any unpaid amounts accrued under any such Statements of Program shall be due and payable.

This Agreement, together with any Statements of Program entered into from time to time pursuant to this Agreement, are the only agreements between Retailer and Tempur-Pedic® and supersedes all prior agreements, understandings and representations concerning the subject matter hereof. This Agreement cannot be changed orally, but only by a written amendment to this Agreement signed by the duly-authorized officers of Retailer and Tempur-Pedic.® Notwithstanding anything to the contrary herein, Tempur-Pedic® may, in its sole discretion, revise its Advertising, Website and Digital Marketing Requirements and the Tempur-Pedic Brandmark Manual from time to time, and Retailer’s continued purchases of Tempur-Pedic® products following such revisions shall signify Retailer’s acceptance thereof.  Any and all disputes between Retailer and Tempur-Pedic® arising out of or relating to this Agreement, excluding any claim by Tempur-Pedic® against Retailer for misuse, misappropriation, or infringement of any trade name, trade mark or other intellectual property, will be resolved exclusively by binding arbitration under the auspices of the American Arbitration Association in Boston, Massachusetts. This Agreement shall be governed by the laws of the State of Delaware.

Retailer Agreement 1-2

ADVERTISING, WEBSITE AND DIGITAL
MARKETING REQUIREMENTS

These requirements govern and restrict the use by Retailer of any Tempur-Pedic® trade name, trademark, logo, or image in any Retailer advertising, promotional, website or digital marketing. Tempur-Pedic® reserves the right to change these requirements at any time, in its sole discretion. The term “Retailer” or “Retailer’s” as used in Tempur-Pedic’s Retailer Agreement is synonymous with “you” or “your” as used below. You may not use the Tempur-Pedic® name, trademark, logo, or image in advertising in any manner disapproved by Tempur-Pedic.®

If you have questions or wish to submit advertising materials for review and approval, contact Tempur-Pedic’s Marketing Department.

E mail: marketing@tempurpedic.com

Phone: 800-878-8889, fax: 859-514-4423

Mail: Attention Marketing Department, Tempur-Pedic North America, LLC, 1713 Jaggie Fox Way, Lexington KY 40511

1.         Required Physical Location

You must maintain an actual physical retail location in which Tempur-Pedic® products are clearly displayed and sold to qualify to use the Tempur-Pedic® name and associated materials and logos for the purpose of advertising the sale of Tempur-Pedic® products.

2.         Shipping Area

You may not routinely sell or ship Tempur-Pedic® products outside your physical store’s immediate geographic area, nor advertise (using any and all media sources) the ability to ship Tempur-Pedic® products nationwide.

3.         Offers You May Advertise

You may advertise the following offers with the purchase of Tempur-Pedic® mattresses, sets (mattress and foundation) and Ergo adjustable bases at any time. Such advertising incorporates all broad-reach media (such as ADVO or other shared mail, Newspaper, Free Standing Inserts, Radio, or TV).

Ongoing Service Offers

These service offers can be ongoing, and can be advertised alongside a qualifying Ongoing Gift-With-Purchase Offer or any Periodic National Promotion Offer noted below. You may not advertise a dollar value to these offers.

•       Free Delivery

•       Free Information

•       Free Set-Up

•       Free Try-Out (Comfort Guarantee)

•       Free Removal of Old Bedding

•       Special Financing (either short-term or extended term)

Ongoing Gift-With-Purchase (GWP) Offers

These GWP offers can be run and advertised as long as the total retail value does not exceed $200. You may not combine (“stack”) them with Periodic National Promotion Offers.

•       A gift or “purchase with purchase” item

•      Gift Cards or Gift Certificates, so long as the ad copy clearly states that such card or certificate cannot be applied to Tempur-Pedic® mattresses, mattress sets (mattress and foundation) or Ergo adjustable bases

•      Tempur-Pedic® authorized promotional items, such as My Tempur-Pedic Teddy Bear®

•      Free Bed Frame

Periodic National Promotion Offers

Tempur-Pedic® periodically announces authorized National Promotions, which may or may not include special GWP offers. You may choose to participate in the National Promotion or you may run an Ongoing Gift-With-Purchase offer, but you may not run both at the same time.

Requirements 2-1

4.         Offers You May Not Advertise

You may not advertise any of the following at any time:

•      Free gifts with purchase (GWP) or “purchase with purchase” offers with a retail value that exceeds $200 (excluding the Periodic National Promotion Offers listed in section 3 above)

•      No Sales Tax or any phrasing such as “We Pay Sales Tax”

•      Coupons, rebates, “in-store credits,” or like practices that can be applied to Tempur-Pedic® products at your location as a cash equivalent

•      Money back for the return of the consumer’s old bedding with a new purchase, such as “Trade-in Sale”

•      Free Foundation

•      Discontinued products

5.         “Largest Tempur-Pedic® Dealer”

You may NOT use any phrase in your advertising that indicates superiority due to sales volume in a particular city, state or region. If you use such phrasing, it can NOT be Tempur-Pedic® specific.

You may use these terms:

•      Proudly Carrying Tempur-Pedic® since

•      Full Service Tempur-Pedic® Dealer

•                      ‘s Largest Mattress (or Furniture) Dealer (not Tempur-Pedic® specific)

You may use this term only if you carry 8 or more Tempur-Pedic® mattress models:

•      Your Tempur-Pedic® Headquarters

•      Your Headquarters for Tempur-Pedic® Products

You may use these terms only if you carry all Tempur-Pedic® mattress models:

•      See our Complete Selection of Tempur-Pedic® Sleep Systems

•      We Carry the Full Line of Tempur-Pedic® Sleep Systems

•      Full Line Tempur-Pedic® Dealer

You may NOT use these (or similar) terms:

•      Largest (or Biggest) Tempur-Pedic® Dealer

•      Largest (or Biggest) Selection of Tempur-Pedic® Products

•      #1 Tempur-Pedic® Dealer

6.         Floor Model Sales

You may advertise sales of Tempur-Pedic® floor models as part of a “Floor Model Sales Event” that includes other brands. You may not single out a specific Tempur-Pedic® floor model for advertisement, nor may you advertise discontinued Tempur-Pedic® products. You may, however, promote a specific Tempur-Pedic® floor model for a lower price in-store.

7.         Tempur-Pedic® Product Pricing in Advertising

You may only advertise the retail price of Tempur-Pedic® products as follows:

You may advertise:

•      Tempur-Pedic’s suggested retail price for a specific Tempur-Pedic® product or products, specifically listing everything that is included within that price.

Requirements 2-2

•      A monthly payment price for special financing terms based on Tempur-Pedic’s suggested retail price for such product(s), specifically listing everything that is included within that price.

•      “Starting at” suggested retail pricing of Tempur-Pedic® products while specifying  which product it is based upon.

You may NOT advertise:

•      Prices lower than Tempur-Pedic’s suggested retail prices

•      Complete price lists

•      The following phrases, or phrases substantially similar to the following, in advertising, specifically in connection with Tempur-Pedic® products: “On Sale Now,” “Lowest Prices,” “Guaranteed Lowest Prices,” “Sale Price,” “Close-out Price,” “Discounted Price.”

8.         Corporate Logo & Trademark Integrity

You must use the Tempur-Pedic® logo or any Tempur-Pedic® mark exactly as it appears in the graphic files we provide you; you must not alter or re-create the logo or any Tempur-Pedic® mark in any way. Altering our logo or mark has a negative effect on Tempur-Pedic’s valuable brand image.

You must use the Tempur-Pedic® trademarks in their entirety; they are registered as such with the United States Patent and Trademark Office.

Please refer to the Brandmark Manual for full instructions on proper use of the Tempur-Pedic® logo and trademarks.

9.         Third-Party Logo Usage

Tempur-Pedic® products have been recognized by consumer-focused organizations and government-related agencies. They are also sometimes featured in mass media outlets, including magazines, movies and TV shows. In most cases, you may not use third-party logos to advertise Tempur-Pedic® products. Specific usage is described below.

Third-party logos you may use under specific conditions

Tempur-Pedic® is an authorized licensee of the “Certified Space Technology,” “Arthritis Foundation,” “Good Housekeeping” and “Consumer’s Digest” logos for use in its marketing. We produce Retailer logo-customizable advertising templates that include these logos. You may not alter these templates in any way other than adding your logo in the space provided on the template. In addition, Tempur-Pedic may at times produce point-of-purchase materials for you to use that include these logos.

Third-party logos you may not use

You may NOT use the following logos in advertising or marketing for Tempur-Pedic® products: any magazine (such as “Consumer Reports”), any movie or any TV show (such as “Oprah” or “Ellen”).

10.  Use of the word “Swedish”

You may only use the word “Swedish” only to characterize Tempur-Pedic® mattresses, sleep systems and pillows (for example, “Tempur-Pedic® Swedish Mattresses™”), and no other product.

11.  Use of the words “Foam,” “Viscoelastic” “Visco” and “Memory Foam

You may not use the terms “foam,” “viscoelastic,” “visco” or “memory foam” in reference to TEMPUR® material or Tempur-Pedic® products. You may not group Tempur-Pedic® products with “memory foam” products in advertising. Authentic TEMPUR® material is only made in Tempur-Pedic® production facilities using our proprietary formula and manufacturing process and is used exclusively in Tempur-Pedic® products.

Requirements 2-3

12.  TEMPUR® Advanced Ergo System,™ TEMPUR® Ergo System™ and TEMPUR® Ergo Collection™

You must use the product names “TEMPUR® Advanced Ergo System,™” “TEMPUR® Ergo System™” and “TEMPUR® Ergo Collection™” when referring to Tempur-Pedic’s collection of exclusive, premium adjustable or “power” bases in advertising or in-store materials. You may use the terms “adjustable,” “movable,” “motion,” and “lifestyle” only to refer to the Ergo Systems’ features. You may advertise TEMPUR Ergo Systems in all media.

13.  Ad Placement

You may advertise Tempur-Pedic® products in your local media, including radio, TV and print. You may not advertise Tempur-Pedic® in any national media, including radio, TV and print, nor daily, weekly or monthly publications.

14.  Ad Campaign Integrity

In advertising campaigns, you must clearly communicate that all advertisements are from your retail store(s). You may not imply that you are owned or operated by Tempur-Pedic.® You must submit all advertisements featuring only Tempur-Pedic® products to the Tempur-Pedic® Marketing Department for review and approval. This requirement is intended to maintain the integrity of the overall marketing and media investments for Tempur-Pedic® corporate advertising programs.

15.  Billboards, Outdoor Signage & Truck Graphics (Permanent & Temporary)

You must follow the requirements below when incorporating the Tempur-Pedic® logo and/or trademarks into permanent and temporary signage.

•   The Tempur-Pedic® logo or name must be smaller than the store/account name.

•   The words “authorized retailer,” “featuring” or similar verbiage should be present.

•   The Tempur-Pedic® logo cannot be altered in any way.

•   Tempur-Pedic® proprietary images can be used ONLY if Tempur-Pedic® is the ONLY brand mentioned. For truck graphics, this is per panel; that is, Tempur-Pedic® on one panel, another brand on the other.

•   All signage featuring the Tempur-Pedic® brand must be kept in good condition.

You must get prior approval for all signage that includes the Tempur-Pedic® logo or trademarks.

16.  Other uses of the Tempur-Pedic® logo or Trademarks

You must get prior approval from the Tempur-Pedic® Marketing Department before producing items that include the Tempur-Pedic® logo or trademarks; this includes items such as business cards, letterhead, pens, and other promotional items.

Requirements 2-4

17.  Special Exhibitions

You may participate in special exhibitions (“home shows”) in your immediate geographic area to advertise your company and the products you feature, including Tempur-Pedic® products. However you must apply for and receive prior approval and authorization from Tempur-Pedic North America, LLC. If approved, you will be considered to have a “Temporary Authorized Location” at the exhibition. Send your application to your Tempur-Pedic® Sales Representative, who will review with regional management for final approval.

Full details and specific guidelines are available upon request from your Tempur-Pedic® Sales Representative.

18.  Website and Digital Marketing Requirements

As an authorized Tempur-Pedic® Retailer in good standing, you may feature Tempur-Pedic® products and suggested retail prices on your retail store website, and are licensed to use Tempur-Pedic® logos, housemarks, wordmarks and/or trademarks (“Tempur-Pedic® marks”) on such websites, for the limited purpose of advertising Tempur-Pedic® products. Doing so is subject to your full compliance with the Tempur-Pedic® Retailer Agreement, Advertising, Website and Digital Marketing Requirements and the Tempur-Pedic® Brandmark Manual.

You may not use paid search or sell any Tempur-Pedic® product through your website or otherwise over the internet (including, for             example and without limitation, via shopping cart and/or eCommerce engine) without express, written permission from Tempur-Pedic.® In addition you may not advertise or sell any Tempur-Pedic® product through any website owned or operated by any third party (including, for example and without limitation, eBay, Craig’s list, Amazon.com).

Retailer Website and Trademark Usage Requirements

If you feature Tempur-Pedic® products on your website, you must ensure that your website complies with the following requirements:

WEBSITE REQUIREMENTS

•      You must display Tempur-Pedic® products as a collection on your website, such as a Tempur-Pedic® “store-within-a-store.”

•      Your website may not state, suggest or imply that it is owned or operated by Tempur-Pedic.®

•      You must give Tempur-Pedic® products no less prominence or attention on your website than any competing sleep products that you offer.

•      Your website must clearly state that Tempur-Pedic® products are sold only at your physical retail stores (and not online).

•      Your website must have a professional appearance, consistent with the promotion of premium and luxury products.

•      Your website must be regularly updated to be consistent with Tempur-Pedic’s then-current products, images, and Tempur-Pedic® marks.

•      All Tempur-Pedic® marks and images used on your website must be selected only from Tempur-Pedic®-approved marks and images available on the Tempur-Pedic® Retailer Portal website.

•      You may not display or list Tempur-Pedic® products on the same page of your website with any visco-elastic or foam products, including without limitation, a product listing or comparisons page.

•      The entry of any Tempur-Pedic® marks or any Tempur-Pedic® product numbers into your website search box must return only Tempur-Pedic® product results (and not other product brands).

•      You must ensure full compliance with all applicable laws and regulations concerning advertising, security, and use of customer information, including without limitation, laws and regulations concerning consumer privacy.

•      Your website must contain your contact information, including email address, street address, and telephone number at your principal place of business.

Usage of Tempur-Pedic® Marks

•      You may not use Tempur-Pedic® marks or variations thereof anywhere else on the internet except on your own website or in permission-based email campaigns as described below.

•      You may not register any domain name featuring any Tempur-Pedic® mark or variation thereof.

Requirements 2-5

•      You may not use any Tempur-Pedic® mark as a meta tag, in hidden text or excessively in page text for the purpose of gaining higher rankings from search engines. Linking, framing, or creating any other association to Tempur-Pedic® websites is strictly prohibited.

•         All Tempur-Pedic® mark usage requirements apply to search engine optimization (“natural search”). Specifically, Tempur-Pedic® marks used on your website:

•         Must be relevant, applicable, and clearly associated with specific page body content. They may not be used on any pages other than a Tempur-Pedic® branded “store in store” page or a Tempur-Pedic® product page or related primary navigation. Terms may only be used to name product or position the assortment.

•         Tempur-Pedic® marks or variation thereof can not be used multiple times on a page to garner higher search engine ranking. Any use of frequency, density, distribution, or gratuitous use of key words or links is prohibited.

•      Additionally, you must follow these natural search optimization best practices for any such efforts associated with Tempur-Pedic® brands:

•         Redirection technology may not be used.

•         Pages should not be submitted to search engines too frequently.

•         Shadow domains can not be created.

•         Doorway pages loaded with keywords may not be used.

Digital Marketing Requirements

You may not use Tempur-Pedic® marks, confusingly-similar marks or images as vehicles for driving traffic to your website, including the following:

•          Paid Search

•          Display Advertising Campaigns

•          Affiliate Marketing

•          Contextual Text Ads

•          Mobile Marketing

•          Viral Marketing

•        Marketing over the internet outside of your website, with the exception of email campaigns to your verifiably permission-based house list; as long as such email marketing messages comply with all requirements set forth herein, as well as these Advertising, Website and Digital Marketing Requirements and the Tempur-Pedic® Brandmark Manual.

Requirements 2-6

Tempur-Pedic North America, LLC

Marketing Department

1713 Jaggie Fox Way

Lexington, KY 40511

(859) 259-0754

(800) 878-8889

Fax: (859) 514-4423